UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of earliest event reported)

February 19th, 2013

ARX GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

30-0459858

(IRS Employer Identification Number)

Level 13- 40 Creek St
Brisbane QLD Australia 4000,
  (Address of principal offices)

Tel: 888 408-9402

(Registrant’s telephone number)

www.ARXGOLD.net

Title of each class to be so registered	Name of each exchange on which each class is to be registered

N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates: 333-152002

Securities to be registered pursuant to Section 12(g) of the Act: Common

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ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Common Stock, $.001 par value per share, of ARX Gold Corporation (the “Registrant”) contained in the Registrant’s Form S-1 filed on June 27th, 2008 with the United States Securities and Exchange Commission (File No. 333-152002 is incorporated by reference).

ITEM 2.  EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation(1)

3.2	By-Laws(1)

____________

(1) Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1 filed on June 27th, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARX Gold Corporation.

February 19th, 2013	/s/ BRIAN SMITH
BRIAN SMITH, DIRECTOR

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